Exhibit 99.4

ENABLE MIDSTREAM PARTNERS, LP

Offer to Exchange

$500,000,000 aggregate principal amount of 2.400% Senior Notes due 2019 for

$500,000,000 aggregate principal amount of 2.400% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Offer to Exchange

$600,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 for

$600,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 that have been registered under the Securities Act

Offer to Exchange

$550,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 for

$550,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 that have been registered under the Securities Act

Pursuant to the Prospectus dated                     , 2015

The Exchange Offer and withdrawal rights for each series of notes will expire at 5:00 p.m., New York City time, on                     , 2015, unless extended (the “Expiration Date”). Tenders of a series may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date for that series.

To Our Clients:

Enclosed for your consideration is a Prospectus dated                     , 2015 and the related Letter of Transmittal and instructions thereto in connection with the offer of Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), to exchange (i) up to $500,000,000 aggregate principal amount of its outstanding 2.400% senior notes due 2019 (CUSIP No. 292480AA8) (the “outstanding 2019 notes”) for a like principal amount of its 2.400% senior notes due 2019 (CUSIP No. 292480AG5) that have been registered under the Securities Act (the “2019 exchange notes”), (ii) up to $600,000,000 aggregate principal amount of its outstanding 3.900% senior notes due 2024 (CUSIP No. 292480AC4) (the “outstanding 2024 notes”) for a like principal amount of its 3.900% senior notes due 2024 (CUSIP No. 292480AH3) that have been registered under the Securities Act (the “2024 exchange notes”) and (iii) up to $550,000,000 aggregate principal amount of its outstanding 5.000% senior notes due 2044 (CUSIP No. 292480AE0) (the “outstanding 2044 notes” and, together with the outstanding 2019 notes and the outstanding 2024 notes, the “outstanding notes”) for a like principal amount of its 5.000% senior notes due 2044 (CUSIP No. 292480AJ9) that have been registered under the Securities Act (the “2044 exchange notes” and, together with the 2019 exchange notes and the 2024 exchange notes, the “exchange notes”), which offer consists of separate, independent offers to exchange the exchange notes of each series for outstanding notes of that series (collectively, the “Exchange Offer”).

We are the registered holder of outstanding notes held by us for your account. A tender of any such outstanding notes can be made only by us as the registered holder and pursuant to your instructions. The outstanding notes may be tendered only in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender outstanding notes held by us for your account.

Accordingly, we request instructions as to whether you wish us to tender any or all such outstanding notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to tender your outstanding notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender outstanding notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2015, unless extended as described in the Prospectus. Outstanding notes tendered pursuant to the Exchange Offer may be withdrawn only under the circumstances described in the Prospectus and the Letter of Transmittal.

Your attention is directed to the following:

1. The Exchange Offer is for the entire aggregate principal amount of outstanding notes.

2. Consummation of the Exchange Offer is conditioned upon the terms and conditions set forth in the Prospectus under the captions “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Conditions to the Exchange Offer.”

3. Tendering holders may withdraw their tender at any time until 5:00 p.m., New York City time, on the Expiration Date for the applicable series of outstanding notes.

4. Any transfer taxes incident to the transfer of outstanding notes from the tendering holder to the Partnership will be paid by the Partnership, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

5. The Exchange Offer is not being made to, nor will the surrender of outstanding notes for exchange be accepted from or on behalf of, holders of outstanding notes in any jurisdiction in which the Exchange Offer or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

6. The acceptance for exchange of outstanding notes validly tendered and not withdrawn and the issuance of exchange notes will be made as soon as practicable after the Expiration Date for the applicable series of outstanding notes.

7. The Partnership expressly reserves the right, in its reasonable discretion and in accordance with applicable law, (i) to delay accepting any outstanding notes, (ii) to terminate the Exchange Offer for any series and not accept any outstanding notes for exchange if it determines that any of the conditions to the Exchange Offer, as set forth in the Prospectus, have not occurred or been satisfied, (iii) to extend the expiration date of the Exchange Offer for any series and retain all outstanding notes tendered in the Exchange Offer other than those notes properly withdrawn, or (iv) to waive any condition or to amend the terms of the Exchange Offer for any series in any manner. In the event of any extension, delay, non-acceptance, termination, waiver or amendment, the Partnership will as promptly as practicable give oral or written notice of the action to the Exchange Agent and make a public announcement of such action. In the case of an extension, such announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

8. Consummation of the Exchange Offer may have adverse consequences to non-tendering outstanding note holders, including that the reduced amount of outstanding notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the outstanding notes.

9. If you wish to have us tender any or all of the outstanding notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

ENABLE MIDSTREAM PARTNERS, LP

INSTRUCTIONS REGARDING THE EXCHANGE OFFER

WITH RESPECT TO THE

$500,000,000 OF 2.400% SENIOR NOTES DUE 2019

$600,000,000 OF 3.900% SENIOR NOTES DUE 2024

AND

$550,000,000 OF 5.000% SENIOR NOTES DUE 2044

(“OUTSTANDING NOTES”)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF ENABLE MIDSTREAM PARTNERS, LP WITH RESPECT TO THE OUTSTANDING NOTES.

THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF OUTSTANDING NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Please tender the outstanding notes held by you for my account, as indicated below.

Please do not tender any outstanding notes held by you for my account.

Type	Aggregate Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered*
2.400% Senior Notes due 2019
3.900% Senior Notes due 2024
5.000% Senior Notes due 2044

* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OUTSTANDING NOTES OF SUCH BENEFICIAL OWNER(S).

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